                                                                    Exhibit C(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (the "Registration Statement") of our report dated January 26, 1998, relating to the financial statements of The Northwestern Mutual Life Insurance Company, and of our report dated January 27, 1998, relating to the financial statements of Northwestern Mutual Variable Life Account, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 30, 1998